 Exhibit 10.1

 INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is entered into on _____________, 200__, by and among FRIENDFINDER NETWORKS INC., a Nevada corporation (the “Company”), having an address at 6800 Broken Sound Parkway, Boca Raton, FL 33487 and the indemnitee (“Indemnitee”) executing this Agreement.

 RECITALS

WHEREAS, it is essential to the Company that it be able to retain and attract as directors and officers the most capable persons available;

WHEREAS, the Company is aware that, in order to induce highly competent persons to serve the Company as directors or in other capacities, the Company must provide such persons with adequate protection through insurance and indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the Company;

WHEREAS, Sections 78.7502 and 78.751 of the Nevada Revised Statutes (the “NRS”) empower Nevada corporations to indemnify their directors and officers and Section 78.751 of the NRS further states that the indemnification provided by such sections “does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise”;

WHEREAS, the Company believes, therefore, that the interest of the Company’s stockholders would be best served by a combination of (i) such liability insurance as the Company may hold from time to time and (ii) a contract with its directors and certain officers, including Indemnitee, to indemnify them to the fullest extent by law (as in effect on the date hereof, or, to the extent any amendment may expand such permitted indemnification, as hereinafter in effect) against personal liability for actions taken in the performance of their duties to the Company; and

WHEREAS, in view of the considerations set forth above, the Company and Indemnitee desire that Indemnitee be indemnified by the Company as set forth herein.

NOW, THEREFORE, the Company and Indemnitee hereby agree as follows:

1.

Indemnification.

a.

Indemnification of Expenses.  The Company shall indemnify, defend (in accordance with the terms hereof) and hold harmless Indemnitee to the fullest extent permitted by Nevada law and the Company’s Articles of Incorporation (“Articles of Incorporation”) and the Company’s Bylaws (“Bylaws”) in effect on the date hereof or as Nevada law or the Articles of Incorporation and Bylaws may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment permits the Company to provide broader indemnification rights than Nevada law and the Articles of Incorporation and Bylaws permitted the Company to provide before such amendment) if such Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that such Indemnitee reasonably believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (hereinafter a “Claim”) by reason of (or arising in part or in whole out of) any event or occurrence related to the fact that Indemnitee is or was or may be deemed a director, officer, employee, manager, controlling person, or agent of the Company, or any parent or subsidiary of the Company, or is or was or may be deemed to be serving at the request of the Company as a director, manager, officer, employee, manager, controlling person, or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of such Indemnitee while serving in such capacity, including, without limitation, any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit, proceeding or any claim asserted) under the Securities

Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other federal or state statutory law or regulation, at common law or otherwise or which relate directly or indirectly to the registration, purchase, sale or ownership of any securities of the Company or to any fiduciary obligation owed with respect thereto or as a direct or indirect result of any Claim made by any stockholder of the Company against Indemnitee and arising out of or related to any round of financing of the Company (including but not limited to Claims regarding non-participation, or non-pro rata participation, in such round by such stockholder), or made by a third party against Indemnitee based on any misstatement or omission of a material fact by the Company in violation of any duty of disclosure imposed on the Company by Federal or state securities or common laws (hereinafter an “Indemnification Event”) against any and all expenses (including attorneys’ fees and all other costs, expenses and obligations incurred in connection with investigating, defending a witness in or participating in (including on any appeal), or preparing to defend, be a witness in or participate in, any such action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if, and only if, such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of such Claim and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (collectively, hereinafter “Expenses”), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses.

b.

Reviewing Party.  Notwithstanding the foregoing, (i) the obligations of the Company under Section 1(a) shall be subject to the condition that the Reviewing Party (as defined in Section 10(e) hereof) shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 1(e) hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) Indemnitee acknowledges and agrees that the obligation of the Company to make an advance payment of Expenses to Indemnitee pursuant to Section 2(a) (an “Expense Advance”) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).  Indemnitee’s obligation to reimburse the Company for any Expense Advance shall be unsecured and no interest shall be charged thereon.  If there has not been a Change in Control (as defined in Section 10(c) hereof), the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 1(e) hereof.  If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking an initial determination by a court of competent jurisdiction or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding.  Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and the Indemnitee.

c.

Contribution.  If the indemnification provided for in Section 1(a) above for any reason is held by a court of competent jurisdiction to be unavailable to the Indemnitee in respect of any losses, claims, damages, expenses or liabilities referred to therein, then the Company, in lieu of indemnifying the Indemnitee thereunder, shall contribute to the amount paid or payable by the Indemnitee as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Indemnitee, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Indemnitee in connection with the benefits or fault in respect of the act or omission which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations.  In connection with the registration of the Company’s securities (i) the relative benefits received by the Company and the Indemnitee shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Indemnitee, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered and (ii) the relative fault of the Company and the Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 1(c) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  In connection with the registration of the Company’s securities, in no event shall Indemnitee be required to contribute any amount under this Section 1(c) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being sold by the Indemnitee or (ii) the proceeds received by the Indemnitee from its sale of securities under such registration statement.  No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

d.

Survival.  The indemnification and contribution provided for in this Section 1 will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnitee.  The indemnification provided under this Agreement shall survive and continue as to the Indemnitee for any action the Indemnitee took or did not take while serving in an indemnified capacity even though the Indemnitee may have ceased to serve in such capacity and such indemnification shall inure to the benefit of the Indemnitee from and after Indemnitee’s first day of service as a director, officer, employee, manager or agent of the Company.

e.

Change in Control.  The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control) then, with respect to all matters thereafter arising concerning the rights of Indemnitee to payments of Expenses under this Agreement or any other agreement or under the Articles of Incorporation or Bylaws as now or hereafter in effect, Independent Legal Counsel shall be selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably withheld).  Such counsel shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law.  The Company and Indemnitee each hereby agree to abide by such opinion and the Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

f.

Mandatory Payment of Expenses.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in the defense of any action, suit, proceeding, inquiry or investigation referred to in Section 1(a) hereof, in NRS 78.7502(1) or 78.7502(2), or in the defense of any claim, issue or matter therein, the Indemnitee shall be indemnified against all Expenses incurred by the Indemnitee in connection therewith.

2.

Expenses; Indemnification Procedure.

a.

Advancement of Expenses.  The Company shall advance all Expenses incurred by Indemnitee.  The advances to be made hereunder shall be paid by the Company to Indemnitee as soon as practicable but in any event no later than fifteen (15) days after written demand by the Indemnitee therefor to the Company.

b.

Notice/Cooperation by Indemnitee.  Indemnitee shall give the Company notice as soon as practicable of any Claim made against Indemnitee for which indemnification will or could be sought under this Agreement.  Notice to the Company shall be directed to the Chief Executive Officer and the President of the Company at the address shown on first page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee).  In addition, the Indemnitee shall give the Company such information and cooperation in the defense of a Claim as it may reasonably require and as shall be within the Indemnitee’s power.

c.

No Presumptions; Burden of Proof.  For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo-contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.  In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.  In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

d.

Notice to Insurers.  If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 2(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt written notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in each of the policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies.

e.

Selection of Counsel.  In the event the Company shall be obligated hereunder to pay the Expenses of any Claim, the Company shall be entitled to assume the defense of such Claim, with counsel reasonably approved by the Indemnitee, upon the delivery to the Indemnitee of written notice of its election to do so.  After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same Claim; provided that, (i) the Indemnitee shall have the right to employ the Indemnitee’s counsel in any such Claim at the Indemnitee’s expense; (ii) the Indemnitee shall have the right to employ his own counsel in connection with any such proceeding, at the expense of the Company, if such counsel serves in a review, observer, advice and counseling capacity and does not otherwise materially control or participate in the defense of such proceeding; and (iii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) the Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and the Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company.

3.

Additional Indemnification Rights; Nonexclusivity.

a.

Scope.  The Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by Nevada law and the Articles of Incorporation and Bylaws in effect on the date hereof or as Nevada law or the Articles of Incorporation and Bylaws may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment permits the Company to provide broader indemnification rights than Nevada law and the Articles of Incorporation and Bylaws permitted the Company to provide before such amendment), even if such indemnification is not specifically authorized by the other provisions of this Agreement or any other agreement, the Articles of Incorporation, the Bylaws or by statute.  In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Nevada corporation to indemnify a member of its Board of Directors or an officer, employee, manager, controlling person, or agent it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change.  In the event of any change in any applicable law, statute or rule which narrows the right of a Nevada corporation to indemnify a member of its Board of Directors or an officer, employee, manager or agent, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 8(a) hereof.

b.

Nonexclusivity.  The indemnification provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Articles of Incorporation, Bylaws, any agreement, any vote of stockholders or disinterested directors, the laws of the State of Nevada or otherwise.

4.

No Duplication of Payments.  The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, the Articles of Incorporation, Bylaws or otherwise) of the amounts otherwise indemnifiable hereunder.

5.

Partial Indemnification.  If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for any portion of Expenses incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which the Indemnitee is entitled.

6.

Mutual Acknowledgment.  The Company and the Indemnitee each acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, managers, controlling persons or agents under this Agreement or otherwise.

7.

Liability Insurance.  Upon the approval of the Board of Directors of the Company, to the extent the Company maintains liability insurance applicable to directors, officers, employees, managers, control persons or agents, the Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if the Indemnitee is a director, or of the Company’s officers, if the Indemnitee is not a director of the Company but is an officer.

8.

Exceptions.  Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

a.

Claims Initiated by Indemnitee.  To indemnify or advance expenses to the Indemnitee with respect to Claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except (i) with respect to actions or proceedings to establish or enforce a right to indemnify under this Agreement or any other agreement or insurance policy or under the Articles of Incorporation or Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such Claim, or (iii) as otherwise required under Nevada statute or law, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be; or

b.

Claims Under Section 16(b).  To indemnify the Indemnitee for expenses and the payment of profits arising from the purchase and sale by the Indemnitee of securities in violation of Section 16(b) of the Exchange Act or any similar successor statute; or

c.

Unlawful Indemnification.  To indemnify the Indemnitee if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

9.

Period of Limitations.  No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against the Indemnitee, the Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of five (5) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such five (5) year period; provided, however, that if any shorter period of limitations under applicable law is otherwise applicable to any such cause of action, such shorter period shall govern.

10.

Construction of Certain Phrases.

a.

For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation, partnership, limited liability company, joint venture, trust or other enterprise, including, without limitation, Penthouse Media Group Inc., a Delaware corporation, (including any constituent of a constituent) (each of the foregoing a “Constituent Entity”) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, managers or agents, so that if Indemnitee is or was or may be deemed a director, officer, employee, manager, agent, or control person of such Constituent Entity or is or was or may be deemed to be serving at the request of such Constituent Entity as a director, officer, employee, control person, manager or agent of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise, each Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as each Indemnitee would have with respect to such Constituent Entity if its separate existence had continued.

b.

For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on the Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, manager or agent of the Company which imposes duties on, or involves services by, such director, officer, employee, manager or agent with respect to an employee benefit plan, its participants or its beneficiaries; and if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, the Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

c.

For purposes of this Agreement a “Change in Control” shall mean the occurrence of one or more of the following events: (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder or Permitted Group, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Securities of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors then in office; (iii) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company, in any such event, pursuant to a transaction in which the outstanding Voting Securities of the Company is changed into or exchanged for cash, securities or other property, except (x) to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company or (y) where no “person” or “group”(as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) owns, other than a Permitted Holder or a Permitted Group, immediately after such transaction, directly or indirectly, more than 50% of the total outstanding Voting Securities of the surviving corporation; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

d.

For purposes of this Agreement, “Independent Legal Counsel” shall mean an attorney or firm of attorneys who shall not have otherwise performed services for the Company or any Indemnitee within the last three (3) years (other than with respect to matters concerning the right of the Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

e.

For purposes of this Agreement, a “Reviewing Party” shall mean (1) the board of directors by majority vote of a quorum consisting of directors who are not parties to the particular Claim, or (2) if a majority vote of a quorum consisting of directors who are not parties to the particular Claim so orders, by Independent Legal Counsel in a written opinion, or (3) if a quorum consisting of directors who are not parties to the particular Claim cannot be obtained, by Independent Legal Counsel in a written opinion.

f.

For purposes of this Agreement, “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.

g.

For purposes of this Agreement, “Permitted Group” means any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) if the Permitted Holders have both the voting power and the dispositive power relating to more than 50% of the shares of Voting Securities of the Company beneficially owned by such person or group.

h.

For purposes of this Agreement, “Permitted Holder” means PET Capital Partners LLC and any affiliate thereof.

i.

For purposes of this Agreement, “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

11.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

12.

Binding Effect; Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives.  The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.  This Agreement shall continue in effect with respect to Claims relating to Indemnifiable Events regardless of whether the Indemnitee continues to serve as a director, officer, employee, manager, agent, or controlling person of the Company or of any other enterprise, including subsidiaries of the Company, at the Company’s request.

13.

Attorneys’ Fees.  In the event that any action is instituted by the Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, the Indemnitee shall be entitled to be paid all Expenses incurred by the Indemnitee with respect to such action, regardless of whether the Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action, unless, as a part of such action, a court of competent jurisdiction over such action determines that each of the material assertions made by the Indemnitee as a basis for such action was not made in good faith or was frivolous.  In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, the Indemnitee shall be entitled to be paid all Expenses incurred by such Indemnitee in defense of such action (including costs and expenses incurred with respect to Indemnitee counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Expenses with respect to such action.

14.

Notice.  All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, or (d) one day after the business day of delivery by facsimile transmission, if deliverable by facsimile transmission, with copy by first class mail, postage prepaid, and shall be addressed if to Indemnitee, at the Indemnitee’s address as set forth beneath the Indemnitee’s signature to this Agreement and if to the Company at the address first listed above (attention: Secretary) or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.

15.

Consent to Jurisdiction.  The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction and venue of the courts of the State of Florida, County of Palm Beach for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the courts of the State of Florida, County of Palm Beach.

16.

Severability.  The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.  Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

17.

Choice of Law.  This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Nevada, as applied to contracts between Nevada residents, entered into and to be performed entirely within the State of Nevada, without regard to the conflict of laws principles thereof.

18.

Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

19.

Amendment and Termination.  No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by the parties to be bound thereby.  Notice of same shall be provided to all parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

20.

No Construction as Employment Agreement.  Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries.

21.

Corporate Authority.  The Company represents that the Board of Directors of the Company in accordance with Nevada law have approved the terms of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

FRIENDFINDER NETWORKS INC.

By:

INDEMNITEE:

Name:
Address: